                                                                  EXHIBIT (1)(h)

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

     AMERICAN  AMERICAN  CENTURY  QUANTITATIVE  EQUITY  FUNDS,  INC., a Maryland
corporation  whose principal  Maryland office is located in Baltimore,  Maryland
(the "Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

     1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

     2. Said Articles  Supplementary were filed by the Corporation on August 28,
2006.

     3. Article  EIGHTH and Article  NINTH  requiring  correction  as previously filed are as follows:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

SERIES                            NUMBER OF SHARES       AGGREGATE PAR VALUE
------                            ----------------       -------------------
Global Gold Fund                    260,000,000            $ 2,600,000
Income & Growth Fund                680,000,000            $ 6,800,000
Equity Growth Fund                  470,000,000            $ 4,700,000
Utilities Fund                      110,000,000            $ 1,100,000
Disciplined Growth Fund             130,000,000            $ 1,300,000
Long-Short Equity Fund              250,000,000            $ 2,500,000
Small Company Fund                  810,000,000            $ 8,100,000
NT Equity Growth Fund                50,000,000             $  500,000
NT Small Company Fund               500,000,000             $  500,000
International Core Fund             190,000,000            $ 1,900,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the ten (10) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                             NUMBER OF SHARES       AGGREGATE
SERIES NAME                CLASS NAME         AS ALLOCATED          PAR VALUE
-----------                ----------        ---------------        ----------
Global Gold Fund           Investor             250,000,000         $2,500,000
                           Advisor               10,000,000            100,000

Income & Growth Fund       Investor             400,000,000         $4,000,000
                           Institutional         60,000,000            600,000
                           Advisor              200,000,000          2,000,000
                           C                     10,000,000            100,000
                           R                     10,000,000            100,000

Equity Growth Fund         Investor             300,000,000         $3,000,000
                           Institutional        100,000,000          1,000,000
                           Advisor               50,000,000            500,000
                           C                     10,000,000            100,000
                           R                     10,000,000            100,000

Utilities Fund             Investor             100,000,000         $1,000,000
                           Advisor               10,000,000            100,000

Disciplined Growth Fund    Investor             100,000,000         $1,000,000
                           Institutional         10,000,000            100,000
                           Advisor               10,000,000            100,000
                           R                     10,000,000            100,000

Long-Short Equity Fund     Investor             100,000,000         $1,000,000
                           Institutional         50,000,000            500,000
                           Advisor               60,000,000            600,000
                           R                     10,000,000            100,000
                           A                     10,000,000            100,000
                           B                     10,000,000            100,000
                           C                     10,000,000            100,000

Small Company Fund         Investor             400,000,000         $4,000,000
                           Institutional        200,000,000          2,000,000
                           Advisor              200,000,000          2,000,000
                           R                     10,000,000            100,000

NT Equity Growth Fund      Institutional         50,000,000           $500,000

NT Small Company Fund      Institutional         50,000,000           $500,000

International Core Fund    Investor             100,000,000         $1,000,000
                           Institutional         50,000,000            500,000
                           A                     10,000,000            100,000
                           B                     10,000,000            100,000
                           C                     10,000,000            100,000
                           R                     10,000,000            100,000

     4. The above  Article  EIGHTH  and  Article  NINTH are  hereby  amended  by deleting the text thereof in their  entirety and  inserting in lieu therefor the following:

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

SERIES                               NUMBER OF SHARES     AGGREGATE PAR VALUE
------                               ----------------     -------------------
Global Gold Fund                      260,000,000             $ 2,600,000
Income & Growth Fund                  680,000,000             $ 6,800,000
Equity Growth Fund                    470,000,000             $ 4,700,000
Utilities Fund                        110,000,000             $ 1,100,000
Disciplined Growth Fund               130,000,000             $ 1,300,000
Long-Short Equity Fund                250,000,000             $ 2,500,000
Small Company Fund                    810,000,000             $ 8,100,000
NT Equity Growth Fund                  50,000,000              $  500,000
NT Small Company Fund                  50,000,000              $  500,000
International Core Equity Fund        190,000,000             $ 1,900,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the ten (10) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                            NUMBER OF SHARES         AGGREGATE
SERIES NAME              CLASS NAME           AS ALLOCATED           PAR VALUE
-----------              ----------         ----------------         ---------

Global Gold Fund         Investor               250,000,000         $2,500,000
                         Advisor                 10,000,000            100,000

Income & Growth Fund     Investor               400,000,000         $4,000,000
                         Institutional           60,000,000            600,000
                         Advisor                200,000,000          2,000,000
                         C                       10,000,000            100,000
                         R                       10,000,000            100,000

Equity Growth Fund       Investor               300,000,000         $3,000,000
                         Institutional          100,000,000          1,000,000
                         Advisor                 50,000,000            500,000
                         C                       10,000,000            100,000
                         R                       10,000,000            100,000

Utilities Fund           Investor               100,000,000         $1,000,000
                         Advisor                 10,000,000            100,000

                                              NUMBER OF SHARES      AGGREGATE
SERIES NAME               CLASS NAME            AS ALLOCATED        PAR VALUE
-----------               ----------          ---------------       ---------

Disciplined Growth Fund   Investor              100,000,000        $1,000,000
                          Institutional          10,000,000           100,000
                          Advisor                10,000,000           100,000
                          R                      10,000,000           100,000

Long-Short Equity Fund    Investor              100,000,000        $1,000,000
                          Institutional          50,000,000           500,000
                          Advisor                60,000,000           600,000
                          R                      10,000,000           100,000
                          A                      10,000,000           100,000
                          B                      10,000,000           100,000
                          C                      10,000,000           100,000

Small Company Fund        Investor              400,000,000        $4,000,000
                          Institutional         200,000,000         2,000,000
                          Advisor               200,000,000         2,000,000
                          R                      10,000,000           100,000

NT Equity Growth Fund     Institutional          50,000,000          $500,000

NT Small Company Fund     Institutional          50,000,000          $500,000

International Core        Investor              100,000,000        $1,000,000
   Equity Fund            Institutional          50,000,000           500,000
                          A                      10,000,000           100,000
                          B                      10,000,000           100,000
                          C                      10,000,000           100,000
                          R                      10,000,000           100,000

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused this Certificate of Correction to the Articles Supplementary to be signed and  acknowledged  in its  name and on its  behalf  by its  Vice  President  and attested to by its Secretary on this 10th day of November, 2006.

                                           AMERICAN CENTURY QUANTITATIVE
                                            EQUITY FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan                          /s/ David H. Reinmiller
-----------------------------------        ----------------------------------
Name:   Otis H. Cowan                      Name:   David H. Reinmiller
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,   INC.,  who  executed  on  behalf  of  said  Corporation  the  foregoing
Certificate of Correction to the Articles Supplementary to the Charter, of which this  certificate  is made a part,  hereby  acknowledges,  in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction to the
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  November 10, 2006            /s/ David H. Reinmiller
                                     ------------------------------------------
                                     David H. Reinmiller